EXHIBIT 2

Unaudited balance sheet of AMRES as of March 31, 2000 and the statements of operations, stockholder's equity and cash flows for the nine months ended March 31, 2000 and 1999

                       AMERICAN RESIDENTIAL FUNDING, INC.

                                  BALANCE SHEET

                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

                                     ASSETS

Current assets:
   Cash                                                     $      50,374
   Receivables                                                    191,281
   Marketable securities                                          600,000
   Other current assets                                            59,349
   Notes receivable from related party                             54,000
                                                            -------------
         Total current assets                                     955,004

Property and equipment, net                                       105,385
Other assets                                                       40,117
                                                            -------------

                                                            $   1,100,506
                                                            =============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                         $      65,224
   Accrued liabilities                                            134,346
   Notes payable                                                  374,956
                                                            -------------
         Total liabilities                                        574,526

Shareholders' deficit:
   Preferred stock                                                600,000
   Common stock                                                   105,000
   Accumulated deficit                                           (179,020)
                                                            -------------
         Total shareholders' deficit                              525,980
                                                            -------------

                                                            $   1,100,506
                                                            =============

                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                    2000             1999
                                               -------------     -------------

Revenues                                       $   4,045,935     $   2,349,920

Cost of revenues                                   2,945,611         1,508,685
                                               -------------     -------------

   Gross profit                                    1,100,324           841,235

   General and administrative expenses             1,272,613           818,614
                                               -------------     -------------

(Income) loss before income taxes                   (172,289)           22,621

   Provision for income taxes                          2,506               800
                                               -------------     -------------

        Net income (loss)                      $    (174,795)    $      21,821
                                               =============     =============


                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                             STATEMENTS OF CASHFLOWS

                FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


                                                                        2000             1999
                                                                        ----             ----
Cash flows from operating activities:
   Net income (loss)                                             $     (174,795) $        21,821
   Adjustments to reconcile net income (loss) to net
      cash used in operating activities:
        Depreciation and amortization                                     5,236            3,923
        Changes in operating assets and liabilities:
          Receivables                                                   (62,956)        (139,580)
          Other current assets                                          (50,824)         (18,557)
          Accounts payable                                              (69,773)          92,950
          Accrued liabilities                                            87,555           12,606
                                                                 --------------  ---------------

   Net cash used in operating activities                               (265,557)         (26,837)
                                                                 --------------  ----------------

Cash flows from investing activities:

   Purchases of property and equipment                                  (60,797)         (46,053)
   Other assets                                                             455          (40,087)
                                                                 --------------  ---------------

   Net cash used in investing activities                                (60,342)         (86,140)
                                                                 --------------  ---------------

Cash flows from financing activities:

   Repayment of capital contribution                                          -          (27,285)
   Proceeds from notes payable                                          224,956          145,000
   Proceeds from (repayments of) related party borrowings                46,000          (80,000)
                                                                 --------------  ---------------
   Net cash provided by financing activities                            270,956           37,715
                                                                 --------------  ---------------

Net decrease in cash                                                    (54,943)         (75,262)

Cash at beginning of period                                             105,317          130,000
                                                                 --------------  ---------------

Cash at end of period                                            $       50,374  $        54,738
                                                                 ==============  ===============


                 See accompanying notes to financial statements

NOTE 1 - BASIS OF PRESENTATION

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying financial statements are unaudited and are prepared in accordance with rules and regulations of the Securities and Exchange Commission for interim quarterly reporting. Accordingly, these financial statements do not include all disclosures required under generally accepted accounting principles. In the opinion of management, the accompanying financial statements contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of American Residential Funding, Inc. as of March 31, 2000, and the results of their operations and their cash flows for the nine months ended March 31, 2000. Results for the nine months ended March 31, 2000, are not necessarily indicative of the operations which may occur during the year ending June 30, 2000.

NOTE 2 - SUBSEQUENT EVENT

Subsequent to March 31, 2000, AMRES' former parent sold a subsidiary to an unrelated party. AMRES had outstanding debt due to this unrelated party. In connection with the agreement to sell the subsidiary, all outstanding debt of AMRES due to the unrelated party was forgiven. As a result of this forgiveness of debt, AMRES recorded an extraordinary gain of $346,856.